Exhibit 99.1

NEWS FROM iMEDICOR

IMEDICOR, INC. ANNOUNCES ENGAGEMENT OF AUDITORS.

Windermere, FL, December 9, 2013 -- iMedicor, Inc. (OTC:VMCI.OB), a Nevada corporation, formerly known as Vemics, Inc. ("iMedicor" or the "Company"), a builder of portal-based virtual work and learning environments for the healthcare and related industries, announced the engagement of PMB Helin Donovan LLP ("PMB") as the independent accountant to audit the financial statements of the Company and its subsidiaries.  PMB is an experienced, full service PCAOB registered public accounting firm that serves clients across the United States as well as internationally.  PMB is headquartered in Austin, Texas.

Robert McDermott, President and Chief Executive Officer of iMedicor, said, "I am delighted to be working with PMB Helin Donovan and I look forward to bringing the Company into compliance with the reporting requirements of the Securities and Exchange Commission."

ABOUT IMEDICOR

iMedicor, Inc. is a national provider of comprehensive secure communications solutions for the healthcare community. iMedicor offers physicians and other healthcare professionals the use of a HIPAA-compliant communications network that addresses current federal standards for security and Interoperability. iMedicor also serves as one of the country's leading Meaningful Use consultants to assist doctors and dentists with conversion from paper to electronic health records (EHRs) and qualifying under Medicare and Medicaid guidelines for Federal Incentive Funding.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons.  Actual results could differ materially from those anticipated in these forward-looking statements.

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For more information contact: John Schneller, Chairman of the Audit Committee of the Board of Directors of iMedicor, Inc. (917)-225-8041.